THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$	38.25
Market price	US$	31.8
Premium/(discount)		(16.86%)
Fund size	US$	694.3	m
Source: State Street Corporation

At 31 March 2008	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	(7.2)	(6.0)
Year to date	(14.5)	(14.3)
One year	40.2	20.6
Three years %pa	34.7	23.4

Past performance is not a guide to future returns. Source: State Street Corporation. NAV-NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY

Martin Currie acts as portfolio manager of The China Fund, Inc. (“Fund”). This commentary is the opinion of Martin Currie Inc.
March was a good month to be out of the office, so avoiding Bloomberg screens alternating daily between red and green (mostly red), CNN reports of the end of the world as we know it, and bulletins on revolting Tibetans. Out in the real world meeting Chinese companies we found that the main worries were not sub-prime, or even a US recession, but costs and the problems of handling growth. We believe it likely that the forthcoming inflation figures will see a decline in Consumer Price Index (CPI) from the last published figure of 8.7%. Inflation in China is unlikely to fall far — even as food inflation eases, artificially suppressed energy prices must be allowed to rise — but this should be enough to induce a relief rally on the expectation that there will be no further significant credit tightening. We are therefore in the process of once more raising the Fund’s exposure to the A-share market, which has been dealt with particularly harshly (down 35% for the year to date). Despite the apparent new ‘hands-off’ policy from the government, the real deposit rate remains negative 5% and we still estimate that A-share portfolio earnings growth will reach 35%, so a sharp rebound in the second quarter seems likely.
The main positive contribution came from Taiwan, which now represents 38% of the Fund’s portfolio. The reaction to Ma Ying-jeou’s clear victory in the presidential election was muted, but we sense a return of domestic confidence, as reflected in the strengthening NT dollar, and believe there is more to come from this long-term laggard as Ma’s legislative program is revealed. In Beijing, there was little new to be learned from the National People’s Congress which took place in March, but the policy bias was clear, as Wen Jiabao stated ‘The primary task for macroeconomic management this year is to prevent fast economic growth from becoming overheated growth and keep structural price increases from turning into significant inflation’. The official Gross Domestic Product (GDP) growth target was given as 8%, erring as usual on the conservative side, but the forecast CPI growth of 4.8% might be more difficult to achieve. We expect the tone to change over the summer, as pressure on China’s export sector from slowing US demand and rising costs mounts. We believe this will stall the apparently irresistible rise of the renminbi by the autumn. The exchange rate is now RMB7.01/US$, but the one-year non-deliverable future rate of 6.27 is looking ambitious.
INVESTMENT STRATEGY

The Fund is 96.5% invested with holdings in 75 companies.
During the month we added the stocks of three high-quality companies that have suffered in the recent sell-off. These are the healthcare companies Wuxi Pharm and Shandong Weigao (Chinese healthcare is set to boom whatever happens to global economies) as well as the premium juice brand Huiyuan. We sold textile stocks (the sector has been particularly badly hit by the US slowdown) and petrochemicals, where the cycle has turned down.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

31 MARCH 2008

FUND DETAILS

Market cap	US$577.29m
Shares outstanding	18,153,741
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Source: State Street Corporation.
ASSET ALLOCATION

SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon

Consumer discretionary	18.9%	5.2%
Industrials	17.1%	10.0%
Financials	15.8%	32.1%
Consumer staples	13.2%	1.4%
Energy	6.1%	8.1%
Healthcare	8.7%	—
Materials	6.2%	7.8%
Information technology	7.0%	20.3%
Utilities	2.4%	3.8%
Telecommunications	1.1%	11.4%
Other assets & liabilities	3.5%	—
Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%

One month	(7.2)	(3.3)
Year to date	(14.5)	(16.4)
Three years %pa	34.7	21.0
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (3.8%)

Qingdao Bright Moon	Industrials	1.0%
China Silicon	Information technology	1.0%
Highlight Tech	Industrials	0.9%
Wuxi Paiho	Industrials	0.5%
Sino-Twinwood	Information technology	0.4%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (38.1%)

Far Eastern Department Stores	Consumer discretionary	4.2%
Yuanta Financial	Financials	3.6%
Chaoda Modern Agriculture	Consumer staples	3.4%
Uni-President Enterprises	Consumer staples	3.0%
Synnex Technology	Consumer discretionary	2.6%
Daqin Railway	Industrials	2.5%
China Development Financial	Financials	2.4%
Xinao Gas	Utilities	2.4%
China Metal Products	Materials	2.3%
Cathay Financial	Financials	2.1%
Fubon Financial Holdings	Financials	2.1%
China Shenhua Energy	Energy	2.0%
Wumart Stores	Consumer staples	1.9%
Powertech Technology	Information technology	1.9%
Lien Hwa Industrial	Consumer staples	1.7%
Source: State Street Corporation.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa

The China Fund, Inc.	(7.2)	(14.5)	(14.5)	40.2	34.7	34.9	13.2
MSCI Golden Dragon	(6.0)	(14.3)	(14.3)	20.6	23.4	26.3	n/a
Hang Seng Chinese Enterprise	(13.3)	(24.9)	(24.9)	26.2	36.2	40.8	n/a
Shanghai Stock Exchange 180	(17.8)	(27.7)	(27.7)	44.2	64.5	28.5	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2008 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 March 2008.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 March 2008.
10 YEAR DIVIDEND HISTORY CHART

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84
Past performance is not a guide to future returns.
Source: State Street Corporation.

31 MARCH 2008

Sector	Company (BBG ticker)		Price		Holding	Value $	% of portfolio

Hong Kong							19.4%
Chaoda Modern Agriculture	682	HK	HK$	8.8	20,633,998	23,411,570	3.4%
Xinao Gas	2688	HK	HK$	14.0	9,286,000	16,776,465	2.4%
Shangri-La Asia	0069	HK	HK$	21.0	4,141,555	11,175,557	1.6%
Huabao International	336	HK	HK$	6.4	12,790,000	10,518,092	1.5%
Golden Meditech	8180	HK	HK$	2.2	35,040,000	9,680,304	1.4%
Natural Beauty Bio-Technology	157	HK	HK$	1.9	32,780,000	8,382,016	1.2%
China Shineway Pharmaceutical	2877	HK	HK$	5.4	11,184,000	7,832,134	1.1%
Ports Design	589	HK	HK$	22.0	2,678,500	7,554,620	1.1%
TPV Technology	903	HK	HK$	4.6	12,728,000	7,523,232	1.1%
Intime Department Store Group	1833	HK	HK$	5.6	8,778,000	6,316,406	0.9%
Tianjin Development	0882	HK	HK$	5.3	8,440,000	5,769,531	0.8%
China Travel International	0308	HK	HK$	3.1	10,982,000	4,430,957	0.6%
SPG Land	1688	HK	HK$	3.2	9,868,000	4,108,286	0.6%
Yorkey Optical International	2788	HK	HK$	1.9	16,424,000	3,883,142	0.6%
China Rare Earth	769	HK	HK$	1.6	15,254,000	3,136,102	0.5%
Chinasoft International	8216	HK	HK$	1.3	19,230,000	3,088,700	0.4%
Ocean Grand Chemicals	2882	HK	HK$	0.3	17,379,000	692,266	0.1%
Fountain Set	420	HK	HK$	1.2	3,110,000	491,532	0.1%
Arcontech	8097	HK		—	18,386,000	—	—

China ‘B’ Shares							1.5%
Shanghai Lujiazui Finance	900932	SHA	US$	2.0	5,130,689	10,440,952	1.5%

Singapore							4.3%
China Hongxing Sports	CHHS	SP	SG$	0.6	19,093,000	8,168,869	1.2%
China Fishery Group	CFG	SP	SG$	1.5	6,068,000	6,644,438	1.0%
Yangzijiang Shipbuilding	YZJ	SP	SG$	0.9	9,546,000	6,507,063	0.9%
Hsu Fu Chi International	HFCI	SP	SG$	0.9	8,409,000	5,671,044	0.8%
CDW	CDW	SP	SG$	0.1	60,000,000	3,045,685	0.4%

Hong Kong ‘H’ shares							13.0%
China Shenhua Energy	1088	HK	HK$	31.1	3,435,000	13,704,866	2.0%
Wumart Stores	995	HK	HK$	6.9	15,126,000	13,333,208	1.9%
China Oilfield Services	2883	HK	HK$	12.8	7,132,000	11,656,949	1.7%
Zijin Mining	2899	HK	HK$	7.4	10,408,000	9,883,213	1.4%
China Huiyuan Juice	1886	HK	HK$	5.9	13,000,500	9,772,426	1.4%
Shandong Weigao Group	8199	HK	HK$	9.3	8,180,000	9,733,090	1.4%
ZTE Corp	763	HK	HK$	36.7	1,597,400	7,532,969	1.1%
Zhejiang Expressway	576	HK	HK$	6.8	8,664,000	7,514,649	1.1%
China Railway Group	390	HK	HK$	7.6	7,302,000	7,008,884	1.0%

Taiwan							37.7%
Far Eastern Department Stores	2903	TT	NT$	50.4	17,630,080	29,241,321	4.2%
Yuanta Financial	2885	TT	HK$	28.5	26,413,545	24,773,292	3.6%
Uni-President Enterprises	1216	TT	NT$	45.1	14,137,220	20,959,021	3.0%
Synnex Technology	2347	TT	NT$	82.6	6,536,050	17,766,733	2.6%
China Development Financial	2883	TT	NT$	14.0	36,871,940	16,987,763	2.4%
China Metal Products	1532	TT	NT$	58.8	8,392,675	16,240,145	2.3%
Cathay Financial	2882	TT	NT$	77.5	5,708,370	14,558,814	2.1%
Fubon Financial	2881	TT	NT$	34.5	12,603,000	14,308,866	2.1%
Powertech Technology	6239	TT	NT$	109.0	3,581,100	12,845,622	1.9%
Lien Hwa Industrial	1229	TT	NT$	23.7	15,161,855	11,825,319	1.7%
Ruentex Development	9945	TT	NT$	36.3	9,477,000	11,321,127	1.6%
Tripod Technology	3044	TT	NT$	102.5	3,163,083	10,669,563	1.5%
Taiwan Secom	9917	TT	NT$	62.6	4,738,000	9,760,713	1.4%
China Synthetic Rubber	2104	TT	NT$	45.0	5,294,000	7,839,866	1.2%
Wah Lee Industrial	3010	TT	NT$	59.0	3,998,856	7,764,258	1.1%
HannStar Display	6116	TT	NT$	13.1	17,900,000	7,716,787	1.1%
Merry Electronics	2439	TT	NT$	65.0	3,584,340	7,667,164	1.1%
FamilyMart	5903	TT	NT$	57.0	3,557,652	6,673,451	1.0%
Efun Technology	3523	TT	NT$	115.0	1,303,100	4,931,599	0.7%
Yieh United Steel	9957	TT	NT$	12.9	11,379,600	4,774,736	0.7%
Wintek Corp	2384	TT	NT$	27.4	3,148,000	2,838,556	0.4%

United Kingdom							1.1%
China Medical System Holdings	CMSH	LN		£1.1	3,623,188	7,733,569	1.1%

United States							4.2%
Mindray Medical International	MR	US	US$	28.9	367,000	10,620,980	1.6%
The9	CMED	US	HK$	20.5	356,200	7,302,100	1.0%
WuXi Pharm	WX	US	HK$	22.4	287,041	6,418,237	0.9%
Far East Energy	FEEC	US	US$	0.5	11,111,111	5,000,000	0.7%

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio

Equity linked securities (‘A’ shares)						11.5%
Daqin Railway		US$	2.5	6,907,000	17,039,569	2.5%
Qinghai Salt Lake Potash		US$	12.2	887,909	10,838,705	1.6%
Shanghai Zhenhua Port Machinery		US$	2.2	4,462,752	9,858,219	1.4%
China Yangtze Power		US$	2.0	4,169,077	8,354,831	1.2%
Shanghai Tunnel Engineering		US$	1.8	4,439,247	8,083,869	1.2%
Finance Street		US$	3.3	2,382,259	7,811,427	1.1%
Shanghai International Airport		US$	3.5	1,816,700	6,289,415	0.9%
China Vanke		US$	3.7	1,580,000	5,762,260	0.8%
Shanghai International Port		US$	1.0	5,499,923	5,444,924	0.8%

Direct						3.8%
Qingdao Bright Moon		US$	0.2	31,827,172	7,001,978	1.0%
China Silicon		US$	238.0	27,418	6,525,484	1.0%
Highlight Tech		US$	1.8	3,366,893	5,999,998	0.9%
Wuxi Paiho		US$	4.2	876,190	3,679,998	0.5%
Sino-Twinwood		US$	6.1	500,000	3,050,000	0.4%
teco Optronics			—	1,861,710	—	—

Other assets & liabilities					24,674,883	3.5%
INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
•	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

•	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

•	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

•	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

•	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

•	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

•	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

•	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 228 5959 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA. Please note: calls to the above numbers may be recorded.